                                                              EXHIBIT 3(B)


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                                    BY-LAWS


                                      OF


                       THE MAY DEPARTMENT STORES COMPANY


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                        [As in effect, March 17, 1995]























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                                    BY-LAWS

                                      OF

                       THE MAY DEPARTMENT STORES COMPANY


                              __________________


                                  ARTICLE I.

                           MEETINGS OF STOCKHOLDERS

      Section 1. The annual meeting of stockholders shall be held on such date (not more than fifteen months after the most recent annual meeting) and at such place and time as may be fixed by the board and stated in the notice thereof, for the purpose of the election of directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these by-laws. The annual meeting may be adjourned from day to day until its business is completed.

      Section 2. Written notice of the date, time and place of each annual meeting of the stockholders shall be mailed at least ten days previous to the date of such meeting, postage prepaid, to each stockholder of record in the Company entitled to vote thereat, at such address as shall appear on the books of the Com-pany.

      Section 3. Special meetings of the stockholders may be called by resolution of the board of directors. The business transacted at any special meeting of stockholders shall be confined to the object or objects specified in the notice therefor, and matters germane thereto.

      Section 4. Written notice of every special meeting of stockholders stating the date, time, place and object thereof, shall be mailed, postage prepaid, at least ten days before the date specified for such meeting to each stockholder of record in the Company entitled to vote thereat, at such address as shall appear on the books of the Company.

      Section 5. Except as otherwise provided in the Certificate of Incorporation, and subject to the provisions and limitations therein contained, at all meetings of stockholders each stock-holder of record shall be entitled to cast one vote for each share appearing on the stock book of the Company as standing in his name, which vote may be cast either in person or by proxy, or power of attorney, but no proxy shall be voted on after three years from its date.

      Section 6. Whenever a stockholder shall vote by proxy, the authority or proxy shall be in writing, subscribed by the stock-holder in whose name the said stock shall stand on the books of the Company, and shall, if requested by any stockholder, or proxy, be exhibited at the time of such meeting to the presiding officer and filed by him with the secretary of the Company.

      Section 7. No stockholder who is in default in the payment of any part of his subscription for any stock of the Company or who is disqualified by law, shall be entitled to vote at any meeting of stockholders.

      Section 8. Every pledgor of stock standing in his name on the books of the Company shall be deemed the owner thereof.

      Section 9. Except as otherwise provided by law or in the Certificate of Incorporation, the holders of not less than a majority of the common stock issued and outstanding, entitled to vote thereat, present in person or by proxy or power of attorney, are requisite for and shall constitute a quorum at all meetings of stockholders for the transaction of business, including the election of directors. The holders of a majority of the common stock present in person or by proxy or power of attorney at any meeting, whether or not constituting a quorum, shall have power to adjourn the meeting from time to time (provided that each ad-journment shall be for a period not exceeding twenty days), with-out notice other than announcement at the meeting, and at any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 10. The stockholders shall at each annual meeting choose two persons (who need not be stockholders and who shall not be candidates for election to the board of directors) to act as inspectors of election at all meetings of stockholders until the close of the next annual meeting. In case of a failure to elect inspectors, or if any inspector shall refuse to serve or neglect to attend any meeting, or if his office shall become va-cant, the chairman of the meeting may appoint an inspector or inspectors, as the case may be, to act at such meeting.

      Section 11. To be properly brought before the annual or any special stockholders' meeting, business must be either (a) speci-fied in the notice of meeting (or any supplement thereto) given by or at the direction of the board, (b) otherwise properly brought before the meeting by or at the direction of the board or
(c) otherwise properly brought before the meeting by a stock-holder. In addition to any other applicable requirements, for business to be properly brought before the annual or any special stockholders' meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a stockholder's notice must be delivered

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to or mailed and received at the principal executive offices of the Company not less than 75 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stock-holder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public dis-closure was made, whichever first occurs. Such stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief des-cription of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of common stock of the Company which are beneficially owned by the stockholder and
(iv) any material interest of the stockholder in such business.

      Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at the annual or any special meeting except in accordance with the procedures set forth in this Sec-tion 11, provided, however, that nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any busi-ness properly brought before the meeting.

      The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not pro-perly brought before the meeting in accordance with the provi-sions of this Section 11, and if he should so determine and declare, any such business not properly brought before the meeting shall not be transacted.

      Section 12. Except as provided in Section 1 of Article II, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nomina-tions of persons for election to the board of directors of the Company at the annual meeting may be made at that meeting by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors or by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the


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stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of common stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of common stock of the Company which are beneficially owned by the stockholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected.
The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

      The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine and declare, the defective nomination shall be dis-regarded.

                                  ARTICLE II.

                            THE BOARD OF DIRECTORS

      Section 1. The business and affairs of the Company shall be managed and conducted by a board of thirteen directors.

      Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum. A director elected to fill a newly created directorship, and a di-rector elected to fill a vacancy, shall be elected to hold office until the next ensuing annual meeting of stockholders of the Com-pany, or until his successor shall be chosen and qualified in his stead.

      Section 2. The directors shall prescribe rules and regula-tions for voting at all elections and shall cause the result of each such election to be filed with the minutes of the proceed-


                                       4

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ings of the board of directors, or of any committee of the board of directors appointed in accordance with Section 12 of this
Article II.

      Section 3. The board of directors at its first meeting after each annual meeting of stockholders, or at any subsequent meeting at which such action may be appropriate, shall elect a chairman of the executive committee, a chairman of the board, a president, a vice chairman of the board, one or more vice presi-dents, a secretary, a controller, and a treasurer, and such other officers as it may determine. The board of directors shall by resolution provide for the authority and duties of any and all such officers in the management of the Company to the extent not so provided in these By-laws.

      The dates of the commencement and expiration of the term of office of any such officer may be fixed by the board of directors at the time of his election; but unless so fixed, such officer shall hold office from the date of his election until the first meeting of the board of directors following the next ensuing an-nual meeting of stockholders, or until his successor is elected.

      The chairman of the executive committee, the chairman of the board, the president and the vice chairman of the board shall be members of the board of directors. No other officers need be members of the board of directors.

      Any two offices, except the offices of president and secre-tary, may be held by the same person.

      Section 4. If for any reason the election of officers shall not be held on or as of the date fixed therefor, the board of directors shall designate another day for such election.

      Section 5. The board of directors may also appoint such additional officers and agents, including additional vice presi-dents, one or more assistant treasurers, one or more assistant secretaries and one or more assistant controllers, as it may from time to time deem advisable, and may remove any of the persons so appointed at its pleasure, and may, in its discretion, contract for a definite period of employment for any officer or agent upon such terms as it may deem advisable. The board of directors may by resolution provide for the powers and duties of any and all such additional officers and agents so appointed.

      Section 6. One-third of all the directors shall be required to be present at any meeting to constitute a quorum for the transaction of business, but the director or directors present at any meeting may adjourn said meeting from time to time and from place to place until such quorum is present.


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      All matters coming before the board of directors shall, ex-
cept as otherwise provided by law or by these By-laws, be deter-mined by a majority vote of the members present, provided that a quorum shall be present.

      Any one or more members of the board of directors or of any committee thereof may participate in any meeting of such board or of such committee thereof by means of a conference telephone or similar communications equipment allowing all persons participat-ing in the meeting to hear each other at the same time. Partici-pation by such means shall constitute presence in person at any such meeting.

      Section 7. The directors may hold their meetings and cause the books of the Company (except the Stock and Transfer Books) to be kept within or without the State of New York, at such place or places as they may from time to time determine.

      Section 8. Subject to Section 15 of this Article II, there shall be an annual meeting of the board of directors on the day of the annual meeting of stockholders in each year or as soon thereafter as convenient, such annual meeting to be at such place and time (and, if applicable, on such date) as the chairman of the board shall designate by written notice to the directors, and regular meetings shall be held on such dates and at such times and places either as the directors shall by resolution provide or as the chairman of the board shall designate by written notice to the directors. Except as above provided, no notice of said an-nual meeting or such regular meetings of the board of directors need be given.

      Section 9. Special meetings of the board of directors may be called by the chairman of the executive committee, the chair-man of the board, the president, the vice chairman of the board, or the secretary or the treasurer. Notice of each special meet-ing shall be deposited in the mail, sent by telegram or delivered by hand to each director not later than the day preceding the date of such meeting, but need not specify the object or objects of such special meeting. Special meetings shall be called by one of the foregoing officers in like manner on the written request of five directors, specifying the object or objects of such special meeting. In the event that one of the foregoing officers shall fail to call a meeting within two days after receipt of such request, such meeting may be called in like manner by the directors making such request.

      Section 10. If any vacancy shall occur in the board of directors by reason of death, removal, resignation or otherwise, such vacancy may be filled by the vote of a majority of the re-maining directors.


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
      Section 11. Any director may resign his office at any time, such resignation to be made in writing and delivered to the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, or the secretary.

      Section 12. The board of directors shall by a majority vote of its entire number appoint an executive committee, including the chairman thereof, such executive committee to consist of such chairman, who shall be a director, and such additional number of directors, not less than two, as the board of directors shall from time to time determine, and may from time to time designate the number of such executive committee that shall constitute a quorum and may provide for the holding of regular meetings there-of. In the absence of any such designation, a majority of the members of the executive committee shall constitute a quorum. To the extent permitted by law and by the Certificate of Incorpora-tion, the executive committee shall have and may exercise all the powers vested in the board of directors during the intervals be-tween the meetings of the board of directors. The affirmative vote of a majority of those present at a meeting of the executive committee, at which a quorum is present, shall be necessary for the adoption of any resolution. The executive committee shall, whenever called upon, report to the board of directors, and be subject to its direction, and the board of directors may remove members and appoint new members thereof to fill vacancies there-in, and may increase or decrease the membership thereof. The executive committee shall designate from among its members a sec-retary and may designate from among its members an acting chair-man to serve in the absence of the chairman of the executive com-mittee. Meetings of the executive committee shall be called by the chairman of the executive committee or, upon the request of not less than two members, by the secretary thereof by notice deposited in the mail, sent by telegram or delivered by hand not less than two days prior to the date of such meeting. Waiver of notice by any member of the executive committee, whether before or after the meeting to which such waiver relates, shall be equivalent to notice.

      The board of directors may, by a majority vote of its entire number, appoint such other committees, each consisting of three or more directors, as the board of directors may at any time and from time to time deem appropriate; subject to the limitations contained in Section 712 of the New York Business Corporation
Law, the board of directors from time to time may by resolution prescribe for each such committee such duties, powers and author-ity as the board of directors shall deem appropriate.

      Section 13. In addition to the powers by these By-laws ex-pressly conferred upon them, the board of directors may exercise such powers and do such lawful acts and things as are not


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prohibited by law or required by the Certificate of Incorporation or by these By-laws to be exercised and done by the stockholders.

      Section 14. Directors as such may be paid such compensation as the board of directors may from time to time determine. Noth-ing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving com-pensation therefor.

      Section 15. Anything in this Article II to the contrary notwithstanding, any action required or permitted to be taken by the board of directors at any regular, annual or special meeting thereof, or by any committee thereof, may be taken without a meeting if all members of the board of directors or such commit-tee consent in writing to the adoption of a resolution authoriz-ing the action. The resolution and the written consents thereto by the members of the board of directors or such committee shall be filed with the minutes of the proceedings of the board of di-rectors or such committee.

                                 ARTICLE III.

                               ELECTED OFFICERS

      The elected officers of the Company shall be the chairman of the executive committee, the chairman of the board, the presi-dent, the vice chairman of the board, the secretary, the trea-surer, the controller, and such other officers of the Company as shall be elected by the board of directors.

                                  ARTICLE IV.

                       AUTHORITY AND DUTIES OF OFFICERS

      Each officer of the Company shall be subject to the control of the board of directors and shall have such duties in the man-agement of the Company as may be provided by appropriate resolu-tion of the board of directors and/or provided in these By-laws.

                                  ARTICLE V.

                      DUTIES OF OFFICERS MAY BE DELEGATED

      In the case of the absence of any officer of the Company, or for any other reason that the board of directors may deem suf-ficient, the board of directors may delegate the powers or duties of such officer to any other officer or to any other director, or to any other person for the time being.




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
                                  ARTICLE VI.

                                INDEMNIFICATION

      Section 1. The Company shall, to the fullest extent now or hereafter authorized or permitted by applicable law, indemnify any person who is or was made, or threatened to be made, a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, including, without limitation, those which are civil, criminal, administrative or investigative, those involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, mis-leading statement or other act or omission and those brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee bene-fit plan or other enterprise, which any director or officer of the Company is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that such person, or his or her testator or intestate, is or was or has agreed to become a director or officer of the Company, or is serving or has agreed to serve such other corporation, part-nership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, and expenses (including attorneys' fees, costs and charges) incurred as a result of such action, suit or proceeding, or appeal therein; provided, however, that, except for proceedings to enforce rights to indemnifica-tion, the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with an action, suit or proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized or consented to by the board of directors of the Company.

      Section 2. The Company may indemnify any person (including a person entitled to indemnification pursuant to Section 1) to whom the Company is permitted to provide indemnification or the advancement of expenses to the fullest extent now or hereafter authorized or permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law, or any other law, or other rights created by (a) a resolution of shareholders, (b) a resolution of directors, or
(c) an agreement providing for such indemnification, it being expressly intended that this Article VI authorizes the creation of other rights in any such manner.

      Section 3. The Company shall, from time to time, reimburse or advance to any person referred to in Section 1 the funds nec-essary for payment of expenses incurred in connection with any action, suit or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

      Section 4. The right to be indemnified or to the reimburse-ment or advancement of expenses pursuant to Section 1 or 3 of this Article VI or a resolution authorized pursuant to Section 2 of this Article VI (a) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions here-of (or of any such resolution) were set forth in a separate writ-ten contract between the Company and such person, (b) is intended to be retroactive and shall, to the extent now or hereafter authorized or permitted by law, be available with respect to events occurring prior to the adoption hereof, and (c) shall con-tinue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

                                 ARTICLE VII.

                      POWER OF OFFICERS TO CONTRACT, ETC.

      Section 1. All contracts and agreements, purporting to be the act of this Company shall be signed by such officer(s) of the Company or other person(s) as may be designated by resolution of the board of directors, in order that the same shall be binding upon the Company.

      Section 2. The board of directors may, from time to time, authorize any officer or officers of the Company, or any other person or persons, to sign, countersign and endorse bills of ex-change, checks, notes, leases, deeds and other instruments, agreements and documents in behalf of the Company.

                                 ARTICLE VIII.

                               ORDER OF BUSINESS

      Section 1. The order of business at all meetings of the stockholders shall be as follows:


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
      1.  The election of directors.

      2.  Other matters to be acted upon.

      3.  The reports of officers.

      4.  Election of inspectors of election.

      The order of business at any meeting may be changed by a vote of the holders of a majority of the shares represented at such meeting.

      Section 2. The order of business at meetings of the board of directors shall be as the directors may determine.

                                  ARTICLE IX.

                                SHARES OF STOCK

      Section 1. The interest of each stockholder shall be evi-denced by a certificate or certificates for shares of stock of the Company in such form as the board of directors may from time to time prescribe. The certificates of stock shall be signed by the chairman of the executive committee, the chairman of the board, the president, the vice chairman of the board, or a vice president and the treasurer or an assistant treasurer or the sec-retary or an assistant secretary and sealed with the seal of the Company, and shall be countersigned and registered in such man-ner, if any, as the board of directors may by resolution pre-scribe; provided that, in case such certificates are required by such resolution to be signed by a transfer agent or transfer clerk and by a registrar, the signatures of the above designated officers and the seal of the Company upon such certificates may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued with the same effect as if such of-ficer had not ceased to be such at the date of its issue.

      Section 2. Shares of stock of the Company shall be trans-ferred only on the books of the Company, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require.

      Section 3. The board of directors may direct a new certifi-cate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost, stolen or destroyed; but the board of directors, when authorizing the issue of such new certificate or certifi-cates, may in its discretion require the owner of the stock rep-resented by the certificate so lost, stolen or destroyed, or his legal representatives, to execute and deliver to the Company a bond with one or more sureties, in such sum as it may direct, indemnifying the Company and its agents against any claim that may be made against it by reason of the issue of such new certif-icate. The board of directors, however, may refuse to authorize any such new certificate except upon the order of a court having jurisdiction in such matter.

      Section 4. The board of directors may from time to time appoint such transfer agents and registrars of shares as it may deem advisable and may define their powers and duties.

                                  ARTICLE X.

                                   DIVIDENDS

      Subject to the limitations and provisions set forth in the Certificate of Incorporation of the Company, dividends on the stock of the Company shall be paid at such times and in such amounts as the board of directors shall, from time to time, determine.

                                  ARTICLE XI.

                                CORPORATE SEAL

      The corporate seal shall consist of the words "THE MAY DEPARTMENT STORES COMPANY" arranged in a circular form around the words and figures "Corporate Seal -- 1910 -- New York" and shall be kept by the secretary in the office of the Company. The im-pression of the seal may be made and attested upon contracts, certificates of stock and other papers requiring the seal of the Company, when authorized by resolution of the board of directors, by the secretary, or by an assistant secretary or by any other officer of the Company, and the board of directors may authorize the use of a duplicate corporate seal by any assistant secretary or other officer of the Company.

                                 ARTICLE XII.

                                  FISCAL YEAR

      The fiscal year of the Company shall end on the Saturday closest to the 31st day of January in each year.

                                 ARTICLE XIII.

                                  AMENDMENTS

      The foregoing By-laws may be amended or added to, by vote of two-thirds of all the directors of the Company, at any meeting of the board of directors, provided that the substance of the pro-posed amendment or addition or the subject matter thereof shall have been submitted in writing at a preceding meeting of the board of directors or notice thereof shall have been given to the directors by mail at least ten days before; waiver of notice by any director being deemed equivalent to such notice to him.

      The foregoing By-laws may also be amended at any general or special meeting of stockholders, provided notice of the proposed amendment shall have been given in the call for such meeting.

                                 ARTICLE XIV.

                               WAIVER OF NOTICE

      Any notice required to be given by law or by the Certificate of Incorporation or by these By-laws may be waived in writing, and such waiver may be made either before or after the act or event to which the same relates.



























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